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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-52415) and related Prospectus of Capstead Mortgage Corporation for the registration of its Stockholder Investment Program and to the incorporation by reference therein of our reportS dated January 29, 1996, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Dallas, Texas
November 26, 1996